EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Variable Insurance Trust of our reports dated February 17, 2021, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended December 31, 2020. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 30, 2021

Appendix A

Fund name

Goldman Sachs Strategic Growth Fund

Goldman Sachs Large Cap Value Fund

Goldman Sachs Mid Cap Value Fund

Goldman Sachs Multi-Strategy Alternatives Portfolio

Goldman Sachs International Equity Insights Fund

Goldman Sachs Small Cap Equity Insights Fund

Goldman Sachs U.S. Equity Insights Fund

Goldman Sachs Global Trends Allocation Fund

Goldman Sachs Government Money Market Fund

Goldman Sachs Core Fixed Income Fund

Goldman Sachs Equity Index Fund

Goldman Sachs Growth Opportunities Fund

Goldman Sachs High Quality Floating Rate Fund